ENERGY TRANSFER PARTNERS
REPORTS THIRD QUARTER RESULTS
Dallas – November 5, 2013 – Energy Transfer Partners, L.P. (NYSE: ETP) today reported its financial results for the quarter ended September 30, 2013.
Adjusted EBITDA for Energy Transfer Partners, L.P. (“ETP”) for the three months ended September 30, 2013 totaled $942 million, an increase of $282 million over the same period last year. Distributable Cash Flow attributable to the partners of ETP for the three months ended September 30, 2013 totaled $527 million, an increase of $149 million over the same period last year. Income from continuing operations for the three months ended September 30, 2013 was $391 million, an increase of $185 million over the same period last year.
Adjusted EBITDA for ETP for the nine months ended September 30, 2013 totaled $2.97 billion, an increase of $1.17 billion over the same period last year. Distributable Cash Flow attributable to the partners of ETP for the nine months ended September 30, 2013 totaled $1.37 billion, an increase of $414 million over the same period last year. Income from continuing operations for the nine months ended September 30, 2013 was $1.20 billion, a decrease of $226 million compared to the same period last year. ETP recognized a one-time gain of $1.06 billion as a result of the contribution of ETP’s Propane Business in January 2012, which impacted comparability of income from continuing operations between periods.
The increases in Adjusted EBITDA and Distributable Cash Flow were primarily due to strategic acquisitions in 2012, including Sunoco, Inc. (“Sunoco”), ownership interests in Citrus Corp. (“Citrus”), Sunoco Logistics Partners L.P. (“Sunoco Logistics”), and ETP Holdco Corporation (“Holdco”). ETP has also placed more than $2.1 billion in growth projects into service over the last twelve months that are now generating earnings and cash flow.
ETP’s key accomplishments during or subsequent to the quarter include the following:

•
ETP’s Board of Directors approved an increase in its quarterly distribution to $0.905 per unit ($3.62 annualized) on ETP Common Units for the quarter ended September 30, 2013, representing an increase of $0.045 per common unit on an annualized basis.

•	ETP completed the sale of the assets of Missouri Gas Energy to Laclede Gas Company, a subsidiary of The Laclede Group, Inc., for $975 million.

•
The Department of Energy conditionally granted authorization to Energy Transfer Equity, L.P. (“ETE”), ETP and BG Group to export from the existing Trunkline LNG import terminal up to 15 million metric tonnes per annum of LNG to non-free trade agreement nations. ETE, ETP and BG Group subsequently announced their entry into a project development agreement to jointly develop the LNG export project at the existing Trunkline LNG import terminal in Lake Charles, Louisiana.

•
ETP and ETE exchanged 50.2 million ETP Common Units, owned by ETE, for newly issued Class H Units by ETP that track 50.05% of the underlying economics of the general partner interest and incentive distribution rights of Sunoco Logistics.

•
ETP and Regency Energy Partners LP (“Regency”) announced that Lone Star NGL LLC (“Lone Star”), a joint venture between ETP and Regency, has placed in service a second natural gas liquids fractionator at its facility in Mont Belvieu, Texas, bringing Lone Star’s total fractionation capacity at Mont Belvieu to 200,000 barrels per day.

An analysis of ETP’s segment results and other supplementary data is provided after the financial tables shown below. ETP has scheduled a conference call for 8:30 a.m. Central Time, Wednesday, November 6, 2013 to discuss the third quarter 2013 results. The conference call will be broadcast live via an internet web cast which can be accessed through www.energytransfer.com and will also be available for replay on ETP’s web site for a limited time.
Energy Transfer Partners, L.P. (NYSE: ETP) is a master limited partnership owning and operating one of the largest and most diversified portfolios of energy assets in the United States. ETP currently owns and operates approximately 43,000 miles of natural gas, natural gas liquids, refined products, and crude oil pipelines. ETP owns 100% of ETP Holdco Corporation, which owns Southern Union Company and Sunoco, Inc., and a 70% interest in Lone Star NGL LLC, a joint venture that owns and operates natural gas liquids storage, fractionation and transportation assets. ETP also owns the general partner, 100% of the incentive distribution rights, and approximately 33.5 million common units in Sunoco Logistics Partners L.P. (NYSE: SXL), which operates a geographically diverse portfolio of crude oil and refined products pipelines, terminalling and crude oil acquisition and marketing assets. ETP’s general partner is owned by ETE. For more information, visit the Energy Transfer Partners, L.P. web site at www.energytransfer.com.
Energy Transfer Equity, L.P. (NYSE: ETE) is a master limited partnership which owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE: ETP), approximately 49.6 million ETP common units, and approximately 50.2 million ETP Class H Units, which track 50% of the underlying economics of the general partner interest and the IDRs of Sunoco Logistics Partners L.P. (NYSE: SXL). ETE also owns the general partner and 100% of the IDRs of Regency Energy Partners LP (NYSE: RGP) and approximately 26.3 million RGP common units. The Energy Transfer family of companies owns more than 56,000 miles of natural gas, natural gas liquids, refined products, and crude oil pipelines. For more information, visit the Energy Transfer Equity, L.P. web site at www.energytransfer.com.
Sunoco Logistics Partners L.P. (NYSE: SXL), headquartered in Philadelphia, is a master limited partnership that owns and operates a logistics business consisting of a geographically diverse portfolio of complementary crude oil and refined product pipeline, terminalling, and acquisition and marketing assets. SXL’s general partner is owned by Energy Transfer Partners, L.P. (NYSE: ETP). For more information, visit the Sunoco Logistics Partners, L.P. web site at www.sunocologistics.com.
Forward-Looking Statements
This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. Among those is the risk that the anticipated benefits from the transaction cannot be fully realized.  An extensive list of factors that can affect future results are discussed in the Partnerships’ Annual Reports on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnerships undertake no obligation to update or revise any forward-looking statement to reflect new information or events.
The information contained in this press release is available on our web site at www.energytransfer.com.
Contacts
Investor Relations:
Energy Transfer
Brent Ratliff
214-981-0700 (office)
Media Relations:
Vicki Granado
Granado Communications Group
214-599-8785 (office)
214-498-9272 (cell)

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	September 30, 2013	December 31, 2012
ASSETS

CURRENT ASSETS	$6,582	$5,404

PROPERTY, PLANT AND EQUIPMENT, net	25,090	25,773

NON-CURRENT ASSETS HELD FOR SALE	145	985
ADVANCES TO AND INVESTMENTS IN UNCONSOLIDATED AFFILIATES	4,513	3,502
NON-CURRENT PRICE RISK MANAGEMENT ASSETS	19	42
GOODWILL	5,262	5,606
INTANGIBLE ASSETS, net	1,490	1,561
OTHER NON-CURRENT ASSETS, net	455	357
Total assets	$43,556	$43,230

LIABILITIES AND EQUITY

CURRENT LIABILITIES	$5,588	$5,548

NON-CURRENT LIABILITIES HELD FOR SALE	70	142
LONG-TERM DEBT, less current maturities	16,352	15,442
LONG-TERM NOTES PAYABLE — RELATED PARTY	—	166
NON-CURRENT PRICE RISK MANAGEMENT LIABILITIES	54	129
DEFERRED INCOME TAXES	3,605	3,476
OTHER NON-CURRENT LIABILITIES	948	995

COMMITMENTS AND CONTINGENCIES

EQUITY:
Total partners’ capital	12,212	9,201
Noncontrolling interest	4,727	8,131
Total equity	16,939	17,332
Total liabilities and equity	$43,556	$43,230

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012(1)	2013	2012(1)
REVENUES	$11,902	$1,802	$34,307	$4,721
COSTS AND EXPENSES:
Cost of products sold	10,654	1,026	30,477	2,606
Operating expenses	331	167	950	493
Depreciation and amortization	253	162	764	419
Selling, general and administrative	138	82	424	272
Total costs and expenses	11,376	1,437	32,615	3,790
OPERATING INCOME	526	365	1,692	931
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(210)	(147)	(632)	(479)
Equity in earnings of unconsolidated affiliates	28	8	137	64
Gain on deconsolidation of Propane Business	—	—	—	1,057
Gain on sale of AmeriGas common units	87	—	87	—
Loss on extinguishment of debt	—	—	—	(115)
Gains (losses) on interest rate derivatives	—	—	46	(9)
Other, net	7	7	6	10
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	438	233	1,336	1,459
Income tax expense from continuing operations	47	27	139	36
INCOME FROM CONTINUING OPERATIONS	391	206	1,197	1,423
Income (loss) from discontinued operations	13	(142)	44	(136)
NET INCOME	404	64	1,241	1,287
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	49	28	244	25
NET INCOME ATTRIBUTABLE TO PARTNERS	355	36	997	1,262
GENERAL PARTNER’S INTEREST IN NET INCOME	146	116	429	342
LIMITED PARTNERS’ INTEREST IN NET INCOME (LOSS)	$209	$(80)	$568	$920
INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT:
Basic	$0.51	$0.26	$1.55	$4.54
Diluted	$0.51	$0.26	$1.55	$4.52
NET INCOME (LOSS) PER LIMITED PARTNER UNIT:
Basic	$0.55	$(0.33)	$1.63	$3.91
Diluted	$0.55	$(0.33)	$1.63	$3.89
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING:
Basic	374.1	245.1	342.8	233.8
Diluted	375.5	246.3	344.1	235.0

(1)
In accordance with generally accepted accounting principles, amounts previously reported for interim periods in 2012 have been revised to reflect the retrospective consolidation of Southern Union into ETP as a result of the Holdco Transaction as the transfer of Southern Union into Holdco met the definition of a transaction between entities under common control. Thus, Southern Union was retroactively consolidated beginning March 26, 2012, the date that ETE completed its merger with Southern Union.

SUPPLEMENTAL INFORMATION
(Tabular dollar amounts in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012 (b) (c)	2013	2012 (b) (c)
Reconciliation of net income to Adjusted EBITDA and Distributable Cash Flow (a):
Net income	$404	$64	$1,241	$1,287
Interest expense, net of interest capitalized	210	147	632	479
Gain on deconsolidation of Propane Business	—	—	—	(1,057)
Gain on sale of AmeriGas common units	(87)	—	(87)	—
Income tax expense from continuing operations	47	27	139	36
Depreciation and amortization	253	162	764	419
Non-cash compensation expense	12	10	36	31
(Gains) losses on interest rate derivatives	—	—	(46)	9
Unrealized (gains) losses on commodity risk management activities	(8)	(11)	(45)	60
Write-down of assets included in loss from discontinued operations	—	145	—	145
LIFO valuation adjustment	(6)	—	(22)	—
Loss on extinguishment of debt	—	—	—	115
Equity in earnings of unconsolidated affiliates	(28)	(8)	(137)	(64)
Adjusted EBITDA related to unconsolidated affiliates	151	106	474	302
Other, net	(6)	18	18	34
Adjusted EBITDA (consolidated)	942	660	2,967	1,796
Adjusted EBITDA related to unconsolidated affiliates	(151)	(106)	(474)	(302)
Distributions from unconsolidated affiliates	144	81	341	190
Interest expense, net of interest capitalized	(210)	(147)	(632)	(479)
Income tax expense from continuing operations	(47)	(27)	(139)	(36)
Maintenance capital expenditures	(62)	(69)	(234)	(170)
Other, net	2	—	4	1
Distributable Cash Flow (consolidated)	618	392	1,833	1,000
Distributable Cash Flow attributable to Sunoco Logistics (100%)	(121)	—	(500)	—
Distributions from Sunoco Logistics to ETP (d)	53	—	147	—
Distributions to ETE in respect of Holdco	—	—	(50)	—
Distributions to Regency in respect of Lone Star (e)	(23)	(14)	(62)	(46)
Distributable Cash Flow attributable to the partners of ETP	$527	$378	$1,368	$954

Distributions to the partners of ETP (f):
Limited Partners:
Common units held by public	$253	$224	$740	$559
Common units held by ETE	45	45	223	135
Class H Units held by ETE Holdings	16	—	16	—
General Partner interests held by ETE	5	5	15	15
Incentive Distribution Rights (“IDR”) held by ETE	165	147	528	381
IDR relinquishment related to previous acquisitions	(21)	(31)	(107)	(59)
Total distributions to be paid to the partners of ETP	463	390	1,415	1,031
Distributions credited to Holdco transactions (g)	—	—	(68)	—
Net distributions to the partners of ETP	$463	$390	$1,347	$1,031
Distribution coverage ratio (h)	1.14x	0.97x	1.02x	0.93x

(a)
Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures used by industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of ETP’s fundamental business activities and should not be considered in isolation or as a substitute for net income, income from operations, cash flows from operating activities, or other GAAP measures.

ETP previously reported Distributable Cash Flow only on a consolidated basis. Effective June 30, 2013, ETP has revised its non-GAAP measures to include Distributable Cash Flow attributable to the partners of ETP. ETP considers Distributable Cash Flow attributable to the partners of ETP to be a useful measure, as it more accurately depicts the cash flows available to be distributed to ETP's partners, whereas Distributable Cash Flow on a consolidated basis includes cash flows for which a portion would be distributable to noncontrolling interests. The supplemental information included herein provides both measures, as well as a reconciliation of both measures to the GAAP measure of net income.
There are material limitations to using measures such as Adjusted EBITDA and Distributable Cash Flow, including the difficulty associated with using either as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company’s net income or loss or cash flows. In addition, our calculations of Adjusted EBITDA and Distributable Cash Flow may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP, such as gross margin, operating income, net income, and cash flow from operating activities.
Definition of Adjusted EBITDA
ETP defines Adjusted EBITDA as total partnership earnings before interest, taxes, depreciation, amortization and other non-cash items, such as non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, unrealized gains and losses on commodity risk management activities, non-cash impairment charges, loss on extinguishment of debt, gain on deconsolidation of our Propane Business and other non-operating income or expense items. Unrealized gains and losses on commodity risk management activities include unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). Adjusted EBITDA reflects amounts for less than wholly-owned subsidiaries based on 100% of the subsidiaries’ results of operations and for unconsolidated affiliates based on ETP’s proportionate ownership.
Adjusted EBITDA is used by management to determine our operating performance and, along with other financial and volumetric data, as internal measures for setting annual operating budgets, assessing financial performance of our numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component of incentive compensation.
Definition of Distributable Cash Flow
ETP defines Distributable Cash Flow as net income, adjusted for certain non-cash items, less maintenance capital expenditures. Non-cash items include depreciation and amortization, non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, unrealized gains and losses on commodity risk management activities, non-cash impairment charges, loss on extinguishment of debt and gain on deconsolidation of our Propane Business. Unrealized gains and losses on commodity risk management activities includes unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). Distributable Cash Flow reflects earnings from unconsolidated affiliates on a cash basis.
Distributable Cash Flow is used by management to evaluate our overall performance. Our partnership agreement requires us to distribute all available cash, and Distributable Cash Flow is calculated to evaluate our ability to fund distributions through cash generated by our operations.
On a consolidated basis, Distributable Cash Flow includes 100% of the Distributable Cash Flow of ETP's consolidated subsidiaries. However, to the extent that noncontrolling interests exist among ETP's subsidiaries, the Distributable Cash Flow generated by ETP's subsidiaries may not be available to be distributed to the partners of ETP. In order to reflect the cash flows available for distributions to the partners of ETP, ETP has reported Distributable Cash Flow attributable to the partners of ETP, which is calculated by adjusting Distributable Cash Flow (consolidated), as follows:

•
For subsidiaries with publicly traded equity interests, Distributable Cash Flow (consolidated) includes 100% of Distributable Cash Flow attributable to such subsidiary, and Distributable Cash Flow attributable to the partners of ETP includes distributions to be received by the parent company with respect to the periods presented. Currently, Sunoco Logistics is the only such subsidiary.

•
For consolidated joint ventures or similar entities, where the noncontrolling interest is not publicly traded, Distributable Cash Flow (consolidated) includes 100% of Distributable Cash Flow attributable to such subsidiary, but Distributable

Cash Flow attributable to the partners of ETP is net of distributions to be paid by the subsidiary to the noncontrolling interests. Currently, Lone Star is such a subsidiary, as it is 30% owned by Regency, which is an unconsolidated affiliate. Prior to April 30, 2013, Holdco was also such a subsidiary, as ETE held a noncontrolling interest in Holdco.

(b)
In accordance with generally accepted accounting principles, amounts previously reported for interim periods in 2012 have been revised to reflect the retrospective consolidation of Southern Union into ETP as a result of the Holdco Transaction as the transfer of Southern Union into Holdco met the definition of a transaction between entities under common control. Thus, Southern Union was retroactively consolidated beginning March 26, 2012, the date that ETE completed its merger with Southern Union.

(c)
ETP has presented Adjusted EBITDA and Distributable Cash Flow (consolidated) in previous communications; however, ETP changed its definition for these non-GAAP measures in the quarter ended December 31, 2012 to reflect less than wholly-owned subsidiaries on a fully consolidated basis. Previously, ETP presented less than wholly-owned subsidiaries on a proportionate basis. This change has been applied retroactively to all periods presented. See “Non-GAAP Measures” available on ETP’s web site at www.energytransfer.com for the reconciliation of net income to Adjusted EBITDA for recent prior periods reflecting the changes described above.

(d)
For the three months ended September 30, 2013, cash distributions to be paid from Sunoco Logistics to ETP consist of cash distributions payable on November 14, 2013 to holders of record on November 8, 2013 in respect of the quarter ended September 30, 2013.

For the nine months ended September 30, 2013, cash distributions to be paid from Sunoco Logistics to ETP consist of cash distributions paid on May 15, 2013 in respect of the quarter ended March 31, 2013, cash distributions paid on August 14, 2013 in respect of the quarter ended June 30, 2013, and cash distributions payable on November 14, 2013 to holders of record on November 8, 2013 in respect of the quarter ended September 30, 2013.

(e)
Cash distributions to Regency in respect of Lone Star consist of cash distributions paid on a quarterly basis. The amounts reflected above are in respect of the periods then ended, including payments made in arrears subsequent to period end.

(f)
For the three months ended September 30, 2013, cash distributions to be paid to the partners of ETP consist of cash distributions payable on November 14, 2013 to holders of record on November 4, 2013 in respect of the quarter ended September 30, 2013. For the three months ended September 30, 2012, cash distributions to be paid to the partners of ETP consist of cash distributions paid on November 14, 2012 in respect of the quarter ended September 30, 2012.

For the nine months ended September 30, 2013, cash distributions to be paid to the partners of ETP consist of cash distributions paid on May 15, 2013 in respect of the quarter ended March 31, 2013, cash distributions paid on August 14, 2013 in respect of the quarter ended June 30, 2013, and cash distributions payable on November 14, 2013 to holders of record on November 4, 2013 in respect of the quarter ended September 30, 2013. For the nine months ended September 30, 2012, cash distributions paid to the partners of ETP consist of cash distributions paid on May 15, 2012 in respect of the quarter ended March 31, 2012, cash distributions paid on August 14, 2012 in respect of the quarter ended June 30, 2012, and cash distributions paid on November 14, 2012 in respect of the quarter ended September 30, 2012.

(g)
For the nine months ended September 30, 2013, net distributions to the partners of ETP excluded distributions paid in respect of the quarter ended March 31, 2013 on 49.5 million ETP Common Units issued to ETE as a portion of the consideration for ETP's acquisition of ETE's interest in Holdco on April 30, 2013. These newly issued ETP Common Units received cash distributions on May 15, 2013; however, such distributions were reduced from the total cash portion of the consideration paid to ETE in connection with the April 30, 2013 Holdco transaction.

(h)	Distribution coverage ratio is calculated as Distributable Cash Flow attributable to the partners of ETP divided by net distributions to the partners of ETP.

SUMMARY ANALYSIS OF QUARTERLY RESULTS BY SEGMENT
(Tabular amounts in millions)
(unaudited)
Our segment results were presented based on the measure of Segment Adjusted EBITDA. The tables below identify the components of Segment Adjusted EBITDA, which was calculated as follows:

•	Gross margin, operating expenses, and selling, general and administrative. These amounts represent the amounts included in our consolidated financial statements that are attributable to each segment.

•
Unrealized gains or losses on commodity risk management activities. These are the unrealized amounts that are included in cost of products sold to calculate gross margin. These amounts are not included in Segment Adjusted EBITDA; therefore, the unrealized losses are added back and the unrealized gains are subtracted to calculate the segment measure.

•
Non-cash compensation expense. These amounts represent the total non-cash compensation recorded in operating expenses and selling, general and administrative. This expense is not included in Segment Adjusted EBITDA and therefore is added back to calculate the segment measure.

•
Adjusted EBITDA related to unconsolidated affiliates. These amounts represent our proportionate share of the Adjusted EBITDA of our unconsolidated affiliates. Amounts reflected are calculated consistently with our definition of Adjusted EBITDA above.

	Three Months Ended September 30,
	2013	2012
Segment Adjusted EBITDA:
Intrastate transportation and storage	$108	$121
Interstate transportation and storage	310	324
Midstream	125	134
NGL transportation and services	100	50
Investment in Sunoco Logistics	181	—
Retail marketing	100	—
All other	18	31
	$942	$660
Intrastate Transportation and Storage

	Three Months Ended September 30,
	2013	2012
Natural gas transported (MMBtu/d)	9,438,372	9,942,575
Revenues	$553	$556
Cost of products sold	385	362
Gross margin	168	194
Unrealized gains on commodity risk management activities	(6)	(13)
Operating expenses, excluding non-cash compensation expense	(45)	(45)
Selling, general and administrative expenses, excluding non-cash compensation expense	(9)	(13)
Adjusted EBITDA related to unconsolidated affiliates	—	(2)
Segment Adjusted EBITDA	$108	$121

Distributions from unconsolidated affiliates	$2	$2
Segment Adjusted EBITDA for the intrastate transportation and storage segment decreased for the three months ended September 30, 2013 compared to the same period last year primarily due to a $19 million decrease in transportation fees due to lower volumes from the cessation of certain long-term transportation contracts and lower volumes transported through our pipeline systems as a result of a continued unfavorable natural gas price environment. This decrease in gross margin was partially offset by a decrease in selling, general and administrative expenses of $4 million due to the impact of certain cost reduction initiatives.
Interstate Transportation and Storage

	Three Months Ended September 30,
	2013	2012
Natural gas transported (MMBtu/d)	6,081,246	6,637,914
Natural gas sold (MMBtu/d)	22,467	16,976
Revenues	$311	$321
Operating expenses, excluding non-cash compensation, amortization and accretion expenses	(83)	(58)
Selling, general and administrative expenses, excluding non-cash compensation, amortization and accretion expenses	(23)	(40)
Adjusted EBITDA related to unconsolidated affiliates	105	101
Segment Adjusted EBITDA	$310	$324

Distributions from unconsolidated affiliates	$65	$56
Segment Adjusted EBITDA for the interstate transportation and storage segment decreased for the three months ended September 30, 2013 compared to the same period last year primarily due to a $10 million decrease in revenues and a $25 million increase in operating expenses, excluding non-cash amounts. Revenues decreased due to overall lower capacity sold and lower rates, slightly offset by higher revenues and volumes transported on the Sea Robin and Trunkline Gas pipelines. The increase in operating expenses reflected higher operating and maintenance expenses, higher fuel consumption costs and other operating expenses, including an unfavorable true-up adjustment to ad valorem taxes. These unfavorable variances were partially offset by lower selling, general and administrative expenses primarily due to the impact of certain cost reduction initiatives.

Midstream

	Three Months Ended September 30,
	2013	2012
Gathered volumes (MMBtu/d):
ETP legacy assets	2,745,362	2,463,987
Southern Union gathering and processing	—	434,452
NGLs produced (Bbls/d):
ETP legacy assets	114,968	83,736
Southern Union gathering and processing	—	32,276
Equity NGLs produced (Bbls/d):
ETP legacy assets	11,777	15,890
Southern Union gathering and processing	—	7,502
Revenues	$939	$864
Cost of products sold	777	682
Gross margin	162	182
Unrealized (gains) losses on commodity risk management activities	(1)	1
Operating expenses, excluding non-cash compensation expense	(29)	(37)
Selling, general and administrative expenses, excluding non-cash compensation expense	(7)	(16)
Adjusted EBITDA attributable to discontinued operations	—	5
Adjusted EBITDA related to unconsolidated affiliates	—	(1)
Segment Adjusted EBITDA	$125	$134
Segment Adjusted EBITDA for midstream decreased for the three months ended September 30, 2013 compared to the same period last year primarily due to a $25 million negative impact from the deconsolidation of Southern Union’s gathering and processing operations on April 30, 2013, as discussed below, which offset the increased earnings from ETP’s legacy assets. The decrease in gross margin was partially offset by decreases in operating expenses and selling, general and administrative expenses related to the deconsolidation of Southern Union’s gathering and processing operations.
Segment Adjusted EBITDA for the midstream segment reflected a decrease in gross margin as follows:

	Three Months Ended September 30,
	2013	2012
Gathering and processing fee-based revenues	$116	$89
Non fee-based contracts and processing	52	100
Other	(6)	(7)
Total gross margin	$162	$182
Midstream gross margin for the three months ended September 30, 2013 compared to the same period last year reflected increases in fee-based revenues of $37 million due to increased production in the Eagle Ford Shale, partially offset by a $3 million decrease from lower volumes on our Louisiana assets and a $6 million decrease from the deconsolidation of Southern Union’s gathering and processing operations on April 30, 2013. Non fee-based gross margin decreased primarily due to the deconsolidation of Southern Union’s gathering and processing operations on April 30, 2013.

NGL Transportation and Services

	Three Months Ended September 30,
	2013	2012
NGL transportation volumes (Bbls/d)	340,483	174,234
NGL fractionation volumes (Bbls/d)	96,608	11,442
Revenues	$548	$168
Cost of products sold	426	101
Gross margin	122	67
Unrealized losses on commodity risk management activities	1	—
Operating expenses, excluding non-cash compensation expense	(19)	(13)
Selling, general and administrative expenses, excluding non-cash compensation expense	(6)	(5)
Adjusted EBITDA related to unconsolidated affiliates	2	1
Segment Adjusted EBITDA	$100	$50

Distributions from unconsolidated affiliates	$1	$—
Segment Adjusted EBITDA for the NGL transportation and services segment increased for the three months ended September 30, 2013 compared to the same period last year primarily due to higher gross margin, as discussed below, partially offset by higher operating expenses from new assets placed in service.
Segment Adjusted EBITDA for the NGL transportation and services segment reflected an increase in gross margin as follows:

	Three Months Ended September 30,
	2013	2012
Storage margin	$33	$35
Transportation margin	49	21
Processing and fractionation margin	38	12
Other margin	2	(1)
Total gross margin	$122	$67
Transportation margin increased as a result of higher volumes transported due to the completion of the Gateway pipeline resulting in increased margin of $20 million for the three months ended September 30, 2013. The completion of our Justice pipeline connection to Mont Belvieu, Texas and additional NGL production from our processing plants accounted for the remainder of the increase in transportation margin.
Processing and fractionation margin primarily increased due to the startup of Lone Star’s fractionator at Mont Belvieu, Texas in December 2012.

Investment in Sunoco Logistics

	Three Months Ended September 30,
	2013	2012
Revenue	$4,528	$—
Cost of products sold	4,287	—
Gross margin	241	—
Unrealized gains on commodity risk management activities	(8)	—
Operating expenses, excluding non-cash compensation expense	(36)	—
Selling, general and administrative expenses, excluding non-cash compensation expense	(29)	—
Adjusted EBITDA related to unconsolidated affiliates	13	—
Segment Adjusted EBITDA	$181	$—

Distributions from unconsolidated affiliates	$3	$—
We obtained control of Sunoco Logistics Partners L.P. on October 5, 2012 in connection with our acquisition of Sunoco, Inc.; therefore, no comparative results were reflected in our financial statements.
Retail Marketing

	Three Months Ended September 30,
	2013	2012
Total retail gasoline outlets, end of period	4,972	—
Total company-operated outlets, end of period	443	—
Gasoline and diesel throughput per company-operated site (gallons/month)	202,500	—
Revenue	$5,298	$—
Cost of products sold	5,066	—
Gross margin	232	—
Unrealized losses on commodity risk management activities	1	—
Operating expenses, excluding non-cash compensation expense	(103)	—
Selling, general and administrative expenses, excluding non-cash compensation expense	(25)	—
LIFO valuation adjustment	(6)	—
Adjusted EBITDA related to unconsolidated affiliates	1	—
Segment Adjusted EBITDA	$100	$—
We acquired our retail marketing segment on October 5, 2012 in connection with our acquisition of Sunoco, Inc.; therefore, no comparative results were reflected in our financial statements.

All Other

	Three Months Ended September 30,
	2013	2012
Revenue	$95	$104
Cost of products sold	87	85
Gross margin	8	19
Unrealized losses on commodity risk management activities	5	1
Operating expenses, excluding non-cash compensation expense	(11)	(18)
Selling, general and administrative expenses, excluding non-cash compensation expense	(26)	3
Adjusted EBITDA attributable to discontinued operations	12	27
Adjusted EBITDA related to unconsolidated affiliates	31	3
Elimination	(1)	(4)
Segment Adjusted EBITDA	$18	$31

Distributions from unconsolidated affiliates	$73	$23
Amounts reflected above primarily include:

•	our investment in AmeriGas;

•	our natural gas compression operations;

•	an approximate 30% non-operating interest in PES, a refining joint venture, effective upon our acquisition of Sunoco on October 5, 2012; and,

•
our investment in Regency related to the Regency common and Class F units received by Southern Union in exchange for the contribution of its interest in Southern Union Gathering Company, LLC to Regency on April 30, 2013.

Adjusted EBITDA attributable to discontinued operations reflected the results of Southern Union's local distribution operations.
Adjusted EBITDA related to unconsolidated affiliates reflected the results from our investments in AmeriGas, PES and Regency beginning in January 2012, October 2012, and April 2013, respectively. Additional information related to unconsolidated affiliates is provided below in “Supplemental Information on Unconsolidated Affiliates.”
The increase in distributions from unconsolidated affiliates was primarily due to cash distributions from our ownership in Regency and PES of $14 million and $40 million, respectively, during the third quarter of 2013.

SUPPLEMENTAL INFORMATION ON CAPITAL EXPENDITURES
(Tabular amounts in millions)
(unaudited)
The following is a summary of capital expenditures recorded during the nine months ended September 30, 2013:

	Growth	Maintenance	Total
Intrastate transportation and storage	$1	$22	$23
Interstate transportation and storage	37	48	85
Midstream(1)	412	36	448
NGL transportation and services(2)	342	12	354
Investment in Sunoco Logistics	598	37	635
Retail marketing	41	47	88
All other (including eliminations)	12	32	44
Total capital expenditures	$1,443	$234	$1,677

(1)
Amounts reflected above for the midstream segment include growth and maintenance capital expenditures of $95 million and $10 million, respectively, incurred by Southern Union’s gathering and processing operations prior to deconsolidation on April 30, 2013.

(2)	We received $100 million in capital contributions from Regency related to their 30% share of Lone Star.
We currently expect capital expenditures for the full year 2013 to be within the following ranges:

	Growth		Maintenance
	Low	High	Low	High
Intrastate transportation and storage	$5	$5	$25	$30
Interstate transportation and storage	40	50	75	90
Midstream(1)	455	475	40	45
NGL transportation and services(2)	420	425	15	20
Investment in Sunoco Logistics	880	920	60	65
Retail marketing	65	75	65	75
All other (including eliminations)	20	25	40	45
Total capital expenditures	$1,885	$1,975	$320	$370

(1)
Amounts reflected above for the midstream segment include growth and maintenance capital expenditures of $95 million and $10 million, respectively, incurred by Southern Union’s gathering and processing operations prior to deconsolidation on April 30, 2013.

(2)	We expect to receive $120 million in capital contributions from Regency related to their 30% share of Lone Star.

SUPPLEMENTAL INFORMATION ON UNCONSOLIDATED AFFILIATES
(In millions)
(unaudited)

	Three Months Ended September 30,
	2013	2012
Equity in earnings (losses) of unconsolidated affiliates:
AmeriGas	$(19)	$(32)
Citrus	28	25
FEP	14	15
Regency	8	—
Other	(3)	—
Total equity in earnings of unconsolidated affiliates	$28	$8
Proportionate share of interest, depreciation, amortization, non-cash compensation expense, loss on debt extinguishment and taxes:
AmeriGas	$28	$36
Citrus	57	56
FEP	6	5
Regency	18	—
Other	14	1
Total proportionate share of interest, depreciation, amortization, non-cash compensation expense, loss on debt extinguishment and taxes	$123	$98
Adjusted EBITDA related to unconsolidated affiliates:
AmeriGas	$9	$4
Citrus	85	81
FEP	20	20
Regency	26	—
Other	11	1
Total Adjusted EBITDA related to unconsolidated affiliates	$151	$106
Distributions received from unconsolidated affiliates:
AmeriGas	$19	$24
Citrus	47	38
FEP	18	18
Regency	14	—
Other	46	1
Total distributions received from unconsolidated affiliates	$144	$81